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                                                                      Exhibit 24






                      Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K of Intek Diversified Corporation, into the Company's previously filed Registration Statement on Form S-8 (File No. 033-60505) on June 23, 1995 and Registration Statement on Form S-8 (File No. 033-61529) filed on August 2, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.



                                       /s/Arthur Andersen LLP



Los Angeles, California
March 28, 1996